EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Organic To Go Food Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-143118) of Organic To Go Food Corporation of our report dated March 17, 2008 relating to the consolidated financial statements which appear in this Form 10-K.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
March 27, 2008